Exhibit 21



                       List of Subsidiaries of the Company
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1.    Aegis Realty Operating Partnership, L.P., a Delaware limited partnership

2.    Barclay/Aegis Inc., a Delaware corporation



        List of Subsidiaries of Aegis Realty Operating Partnership, L.P.
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1.    Summit Insured Equity L.P., a Delaware limited partnership

2.    Summit Insured Equity L.P. II, a Delaware limited partnership

3.    Barclay/Aegis Limited Partnership, a Delaware limited partnership

4.    Aegis Waterford, L.L.C., a Delaware limited liability company

5.    Aegis Oxford, L.L.C., a Mississippi limited liability company

6.    Southgate Partners Limited Partnership, a Delaware limited partnership

7.    Southgate/Aegis L.L.C., a Delaware limited liability company

8.    Crossroads East Shopping Center, Ltd., an Ohio limited liability company

9.    Aegis Realty Holding Partnership, L.P., a Delaware limited partnership